SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) January 3, 2000

                                   ePlus inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                              0-28926 54-1817218
          (Commission File Number) (I.R.S. Employer Identification No.)


                     400 Herndon Parkway, Herndon, VA 20170
               (Address of Principal Executive Offices) (Zip Code)


                                 (703) 834-5710
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.    OTHER EVENTS

On December 21, ePlus inc., along with its two wholly-owned subsidiaries MLC Group, Inc. and MLC Federal, Inc., announced in a press release that it had increased its credit facility to a $65 million dollar limit as of December 20, 1999. Amendment Four (4) to the credit facility modified the Agreement to include the addition of National City Bank as a $15 million dollar participant. The credit agreement is managed by First Union National Bank as agent for the participating banks which include Bank Leumi USA, Summit Bank, KeyBank National Association, National City Bank, and First Union National Bank Lease Finance Group. The renewal of the credit facility was done as Amendment Three (3) to the original credit agreement.

Purpose of the Credit Facility

We use the credit facility primarily for the short-term financing of inventory, receivables, and equipment prior to the sale or permanent financing provided by non-recourse loans obtained from third party lenders. As of December 29, 1999, there were borrowings of $29,500,000 outstanding under this credit facility.

Principal Terms of the Credit Facility

Borrowings under the facility will bear interest at LIBOR plus 150 basis points for thirty day loan periods, or, at our option if a day to day rate is selected, a prime minus 50 basis point rate. The credit facility is secured by certain of the three companys' assets such as chattel paper (including leases), receivables, inventory, and equipment. In addition, we have entered into pledge agreements for the stock of each of our listed subsidiaries, MLC Networks Solutions, Inc. MLC Integrated, Inc. and PC Plus. The availability of the credit facility is subject to a borrowing base formula that consists of inventory, receivables, purchased assets, and leases. Availability under the credit facility may be limited by the asset value of equipment purchased by us or by terms and conditions in the credit facility agreement. If we are unable to sell the equipment or unable to finance the equipment on a permanent basis within a certain time period, the availability of credit under the facility could be diminished or eliminated. The credit facility contains covenants relating to the following: minimum tangible net worth; cash flow coverage ratios; maximum debt to equity ratio; maximum amount of guarantees of subsidiary obligations; mergers; acquisitions; and asset sales. The credit facility is a full recourse obligation and is secured by a first priority blanket lien on all of our assets.

Incorporation of Exhibits

The foregoing is only a summary of certain terms of the credit facility which is qualified in its entirety by the agreements governing the facility. We have attached a complete copy of the following agreements and amendments which are hereby incorporated by reference: the Credit Agreement; the Security Agreement; the Pledge Agreement; and the Text of Notes; Exhibits 5.1, 5.2, 5.3, and 5.4, respectively, the Amendments number one, two, three and four as Exhibits 5.5, 5.6, 5.7, 5.8 respectively and Exhibit 99.1.


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ePlus inc.
                                    (Registrant)

Date:  January 3, 2000                     By:   /s/Phillip G. Norton
                                                 --------------------
                                                 Philip G. Norton, Chairman




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                                  EXHIBIT INDEX

     The following exhibits are filed as part of this report:

     Exhibit
     No.                            Item

          5.1 Text of Credit Agreement dated December 18, 1998 between MLC Holdings, Inc., MLC Group, Inc., and MLC Federal, Inc. and Certain Banking Institutions with First Union National Bank As Agent

          5.2 Text of Security Agreement dated December 18, 1998 between MLC Holdings, Inc., MLC Group, Inc., and MLC Federal, Inc. and Certain Banking Institutions with First Union National Bank As Agent

          5.3 Text of Pledge Agreement dated December 18, 1998 between MLC Holdings, Inc., MLC Group, Inc., and MLC Federal, Inc. and Certain Banking Institutions with First Union National Bank As Agent

          5.4 Text of Notes by and between MLC Holdings, Inc., MLC Group, Inc., MLC Federal, Inc., and First Union National Bank, Bank Leumi USA, Riggs Bank N.A., Wachovia Bank, Summit Bank, and Key Bank National Association, respectively.

          5.5  Amendment No. 1 to Credit Agreement, dated June 21, 1999

          5.6  Amendment No. 2 to Credit Agreement, dated September 22, 1999

          5.7  Amendment No. 3 to Credit Agreement, dated October 27, 1999

          5.8  Amendment No. 4 to Credit Agreement, dated December 20, 1999

         99.1  Press Release issued December 21, 1999.


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